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                                                                   Exhibit 11(a)

                             REN CORPORATION - USA


                Statement re: Computation of Earnings Per Share



                                                    Three Months Ended                    Six Months Ended
                                                    ------------------                    ----------------
                                                          June 30                             June 30
                                                   ---------------------                -------------------
                                                   1995             1994                1995           1994
                                                   ----             ----                ----           ----
Primary (1):
         Average shares outstanding             18,922,220      18,849,840          18,919,090      18,829,694
         Net effect of dilutive convertible
         debt, stock options and warrants,
         and shares issuable upon the
         conversion of certain promissory
         notes                                     105,356          36,347             102,699          39,238
                                               -----------     -----------         -----------     -----------

                 Total outstanding shares
                 and share equivalents          19,027,576      18,886,187          19,021,789      18,868,932
                                               ===========     ===========         ===========     ===========


Net income                                     $ 3,183,830     $ 1,884,857         $ 6,056,760     $ 3,123,323
                                               ===========     ===========         ===========     ===========


         Earnings per share                    $       .17     $       .10         $      0.32     $       .17
                                               ===========     ===========         ===========     ===========




(1) There is no difference between primary and fully diluted earnings per share.